content="text/html; charset=iso-8859-1"> S.Y. Bancorp, Inc. - Exhibit 99.1 to Form 8-K
S.Y. BANCORP, INC.
P.O. BOX 32890
LOUISVILLE, KENTUCKY 40232-2890
(502) 582-2571

Contact:	Nancy B. Davis
Executive Vice President,
Treasurer and Chief Financial Officer
(502) 625-9176

S.Y. BANCORP ANNOUNCES RECORD FOURTH QUARTER RESULTS

2003 MARKS COMPANY'S SIXTEENTH CONSECUTIVE YEAR OF HIGHER EARNINGS

LOUISVILLE, Ky. (January 22, 2004) - S.Y. Bancorp, Inc. (AMEX - SYI), parent company of Stock Yards Bank & Trust Company in Louisville and southern Indiana, today reported results for the fourth quarter and year ended December 31, 2003. With those record results, the Company completed its sixteenth consecutive year of higher earnings, with 11 straight years of double-digit growth in earnings per diluted share. Similarly, 2003 marked the seventh consecutive year in which both return on average assets and equity have exceeded 1.5% and 15%, respectively, ranking the Company among the best and most consistently performing community banks in the nation.

An earnings summary follows:

Quarter ended December 31,	2003	2002	Change
Net income	$ 4,462,000	$ 4,195,000	6%
Net income per share, basic	$ 0.33	$ 0.31	6%
Net income per share, diluted	$ 0.32	$ 0.30	7%

Year ended December 31,	2003	2002	Change
Net income	$ 17,709,000	$ 15,650,000	13%
Net income per share, basic	$ 1.31	$ 1.17	12%
Net income per share, diluted	$ 1.27	$ 1.12	13%

"We are pleased to announce another excellent year for S.Y. Bancorp," commented Chairman David H. Brooks. "Like most other companies, the business environment we faced in 2003 was unusual and challenging in many respects, characterized by economic uncertainty and consumer apprehension throughout much of the year, not to mention the pressures created by a continuation of a 40-year low in interest rates. Our ongoing growth and prosperity in 2003, despite these conditions, make the Company's financial performance of the past year that much more satisfying. They underscore the strong market position we enjoy and emphasize the power of our complementary strategies to produce solid results across various business climates. Because of this, we have continued to grow our loan portfolio, expand our market presence, and increase our deposit base.
"Further evidence of our progress in 2003 can be seen in many areas of our financial report," Mr. Brooks added. "Lower funding costs during the year resulted in a relatively stable net interest margin for 2003. This, coupled with higher levels of earning assets, helped drive increases in net interest income for the quarter and year. As our loan portfolio has grown, we have continued to focus on credit quality. At year end, nonperforming loans as a percentage of total loans were at their lowest level since the second quarter of 2001.
"Likewise, our investment management and trust department reported continued growth," he continued, "with assets under management increasing steadily throughout 2003 – topping $1.3 billion at year's end – to produce another record contribution to our earnings from that area. The role

**continued**

SYI Announces Record Fourth Quarter Earnings Page 2 January 22, 2004

of our mortgage banking division also remained important to both the growth of non-interest income and earnings for the year. It realized a record year in 2003 despite a slowdown in mortgage activity in the fourth quarter caused by an upturn in long-term interest rates toward the end of the year. It is important to note, however, that the fourth quarter of 2002 was the strongest ever for our mortgage banking division. Investment management and trust, along with our mortgage banking operations, have continued to provide a catalyst for the growth of our non-interest income."
Concluding, Mr. Brooks stated, "Signs of improving business conditions across our markets provide an encouraging outlook for next year. We are optimistic that stronger economic activity will benefit our key lines of business, including commercial lending and investment management and trust, and we will continue to look at tangible ways to increase overall shareholder value and, thus, enable our shareholders to participate more directly in this anticipated growth. The Company demonstrated this determination during the past year through increased cash dividends – over fifteen consecutive years of higher dividend payments, and a two-for-one stock split – our third stock split in the last ten years. We look forward to the opportunities we expect to see in 2004 as we continue to grow our company, focus on enhancing performance in all phases of our business, and strive to maintain our record of double-digit growth in earnings per share."
Net interest income on a taxable equivalent basis increased 3% for the quarter and 5% for the year versus the same periods in the prior year due primarily to growth in earning assets. Somewhat offsetting increases from volume, net interest margin fell 10 basis points from the fourth quarter of 2002. Management expects continued margin contraction during 2004 as average rates on interest earning assets are projected to decline further. Margin contraction could range from five to ten basis points during the first quarter of 2004 depending on expected asset repricing and such factors as competitive rate pressures or unforeseen changes in the Company's funding mix. This estimate assumes there is no action by the Federal Reserve in regard to interest rates.
The provision for loan losses declined 52% in the fourth quarter and 43% for the year compared with the same periods in 2002. This reflected a general trend of improving credit quality in our loan portfolio. Non-performing loans decreased approximately 13% compared with the level one year ago and were down 4% from the third quarter of 2003. Net charge-offs were down 82% for the quarter and 35% for the year as compared with the same periods of 2002 and were at the lowest level in over two years. Other internal loan quality measurements, including loss experience and past due levels, were at their best levels in at least three years. The Company’s process of evaluating the inherent risk in the portfolio considers, among other things, this data and information about specific borrower situations. The amount of the quarterly provision for loan losses responds to these factors. Management considers the allowance for loan losses adequate to cover losses inherent in the loan portfolio.
Non-interest income increased 3% in the fourth quarter from the same period in 2002 and was up over 15% for the year. Stock Yards Mortgage Company posted a 56% decline in gains on sale of loans held for sale compared with the fourth quarter 2002, as an increase in interest rates led to a much lower level of activity in the fourth quarter of 2003. Gains on the sale of loans were up 26% for the year as the Stock Yards Mortgage Company posted especially strong results in the first three quarters of 2003. Somewhat offsetting the fourth quarter decline in gains on sales of loans held for sale was a 14% increase in service charges on deposit accounts as the Company continued to expand its deposit base. Additionally, brokerage revenue grew by approximately 84% for the quarter compared with the prior year as that department was able to capitalize on the improved performance of the equity markets. Other factors contributing to the increase in non-interest income for the year, other than Stock Yards Mortgage Company income, included a 14% increase in service charges on deposit accounts and a 20% increase in brokerage revenue. No other significant trends influenced this category.

**continued**

SYI Announces Record Fourth Quarter Earnings Page 3 January 22, 2004

Non-interest expense increased 8% for the quarter and 13% for the year compared with the same periods in 2002. A 6% increase in salaries and benefits for the quarter and a 14% increase for the year reflected the addition of professional staff along with annual compensation increases, as well as increased costs related to insurance and benefits. The increase in salaries and benefits for the year was also affected by an increase in mortgage banking commissions due to increased activity during the year. Net occupancy expense was up 25% compared with the fourth quarter of 2002 and up 24% for the year, largely as a result of the opening of new facilities, including four new branches in the last 12 months, as well as new space occupied by the Company's Investment Management and Trust Department. The increase in furniture and equipment expense of 47% for the quarter and 19% for the year also was affected by the expansion of our facilities.
The Company showed balance sheet growth during the year as total assets increased to $1.12 billion from $1.04 billion at the end of the fourth quarter of 2002. Loan growth for 2003 was slower than the Company's historic rates, reflecting the impact of recent economic uncertainties among commercial customers, the cannibalization of consumer loans by home mortgage refinancing activity during the year and a more cautious stance by management in terms of credit quality. The Company has funded loan growth primarily through an increase in average deposits as it continues to extend its presence in its primary market.
S. Y. Bancorp, Inc. was incorporated in 1988 as a bank holding company in Louisville, Kentucky and is the parent company of Stock Yards Bank & Trust Company, which has 21 branch locations in Kentucky and southern Indiana. Stock Yards Bank & Trust Company also maintains a loan production office in Indianapolis, Indiana. The Company plans to expand its Indianapolis operations and has signed a lease for a downtown office building and will move its current operations to that location which should open as a full service branch in the second quarter of 2004. Stock Yards Bank & Trust Company was established in 1904 in Louisville, Kentucky. S.Y. Bancorp, Inc. is also the parent company of S.Y. Bancorp Capital Trust I, a Delaware statutory business trust that is a 100%-owned finance subsidiary.
This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Bancorp's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the market in which the Bancorp and its subsidiaries operate; competition for the Bancorp's customers from other providers of financial services; government legislation and regulation which change from time to time and over which the Bancorp has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Bancorp's customers; other risks detailed in the Bancorp's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Bancorp.
All financial information presented in the attached financial tables has been adjusted for the two-for-one stock split that occurred in the third quarter of 2003. Additionally, in applying the provisions of the Financial Accounting Standards Board's (FASB) Interpretation No. 46, the Company recorded the Bancorp's investment in the common securities issued by S.Y. Bancorp Capital Trust I. The Company also recorded a corresponding obligation with the Trust's subordinated debentures as well as interest income and interest expense on this investment and obligation. The application of this FASB Interpretation has been reflected in all applicable prior periods.

**continued**

SYI Announces Record Fourth Quarter Earnings Page 4 January 22, 2004

	Fourth Quarter Comparison
	12/31/03	12/31/02	% Change
Income Statement Data
Net interest income	$ 10,920	$ 10,614	2.88%
Net interest income, fully tax equivalent	11,124	10,799	3.01%
Provision for loan losses	650	1,350	-51.85%
Gain/(loss) on the sale of securities	-	-	-
Investment management and trust income	2,145	1,965	9.16%
Service charges on deposit accounts	2,303	2,014	14.35%
Bankcard transaction revenue	232	260	-10.77%
Gains on sales of mortgage loans held for sale	584	1,315	-55.59%
Brokerage commissions and fees	359	195	84.10%
Other non-interest income	990	684	44.74%
Total non-interest income	6,613	6,433	2.80%
Salaries and employee benefits expense	5,677	5,376	5.60%
Net occupancy expense	713	571	24.87%
Data processing expense	822	839	-2.03%
Furniture and equipment expense	309	210	47.14%
State bank taxes	370	270	37.04%
Other non-interest expenses	2,537	2,384	6.42%
Total non-interest expense	10,428	9,650	8.06%
Net income	4,462	4,195	6.36%

Per Share Data
Basic earnings per share	$ 0.33	$ 0.31	6.45%
Diluted earnings per share	0.32	0.30	6.67%
Cash dividend declared	0.08	0.07	14.29%
Book value per share	7.40	6.41	15.44%
Market value per share	20.56	18.55	10.84%

Share Data
Total shares outstanding	13,575	13,433	1.06%
Weighted average shares - basic	13,517	13,390	0.95%
Weighted average shares - diluted	14,041	13,936	0.75%

Balance Sheet Data
Total loans	886,153	818,573	8.26%
Allowance for loan losses	11,798	11,705	0.79%
Total assets	1,118,521	1,040,299	7.52%
Non-interest bearing deposits	143,901	131,505	9.43%
Interest bearing deposits	737,965	729,582	1.15%
Long-term debt - subordinated debentures	20,829	20,859	-0.14%
Stockholders' equity	100,414	86,067	16.67%

Average Balance Sheet Data
Average loans	872,275	803,143	8.61%
Average assets	1,111,512	1,050,133	5.84%
Average earning assets	1,047,591	994,271	5.36%
Average deposits	897,766	875,965	2.49%
Average long-term debt	20,829	20,859	-0.14%
Average interest bearing liabilities	845,753	821,301	2.98%
Average stockholders' equity	99,114	84,871	16.78%

**continued**

SYI Announces Record Fourth Quarter Earnings Page 5 January 22, 2004

	Fourth Quarter Comparison
Earnings Performance Data	12/31/03	12/31/02	% Change
Annualized return on average assets	1.59%	1.58%	1	bp
Annualized return on average equity	17.86	19.61	(175)
Net interest margin, fully tax equivalent	4.21	4.31	(10)

Capital Ratios
Average stockholders' equity to average assets	8.92%	8.08%	84	bp
Tier 1 risk-based capital	13.46	13.19	27
Total risk-based capital	14.74	14.48	26
Leverage	10.61	9.81	80

Loans by Type
Commercial and industrial loans	189,477	175,002	8.27%
Construction loans	40,803	34,910	16.88%
Real estate loans - commercial	293,378	267,014	9.87%
Real estate loans - residential	219,935	217,316	1.21%
Consumer loans	142,560	124,331	14.66%

Asset Quality Data
Allowance for loan losses to total loans	1.33%	1.43%	(10)	bp
Allowance for loan losses to average loans	1.35	1.46	(11)
Allowance for loan losses to non-performing loans	243.3	209.2	3,410
Nonaccrual loans	$ 4,417	$ 4,840	-8.74%
Restructured loans	-	-	-
Loans - 90 days past due & still accruing	433	754	-42.57%
Total non-performing loans	4,850	5,594	-13.30%
OREO and repossessed assets	3,633	398	812.81%
Total non-performing assets	8,483	5,992	41.57%
Non-performing loans to total loans	0.55%	0.68%	(13)	bp
Non-performing assets to total assets	0.76	0.58	18
Net charge-offs	$ 217	$ 1,175	-81.53%

Other Information
Total assets under management (in millions)	$ 1,349	$ 1,147	17.61%
Full-time equivalent employees	385	379	1.58%

**continued**

SYI Announces Record Fourth Quarter Earnings Page 6 January 22, 2004

	Four Quarter Comparison
	12/31/03	9/30/03	6/30/03	3/31/03

Income Statement Data
Net interest income	$ 10,920	$ 10,930	$ 10,525	$ 10,373
Net interest income, fully tax equivalent	11,124	11,111	10,698	10,547
Provision for loan losses	650	300	900	700
Gain/(loss) on the sale of securities	-	10	-	-
Investment management and trust income	2,145	2,071	2,059	2,026
Service charges on deposit accounts	2,303	2,205	2,080	1,899
Bankcard transaction revenue	232	246	287	248
Gains on sales of mortgage loans held for sale	584	1,201	1,287	942
Brokerage commissions and fees	359	372	277	264
Other non-interest income	990	649	749	475
Total non-interest income	6,613	6,754	6,739	5,854
Salaries and employee benefits expense	5,677	5,966	5,868	5,575
Net occupancy expense	713	677	661	572
Data processing expense	822	794	888	868
Furniture and equipment expense	309	273	248	232
State bank taxes	370	270	270	278
Other non-interest expenses	2,537	2,005	2,315	1,899
Total non-interest expense	10,428	9,985	10,250	9,424
Net income	4,462	4,981	4,137	4,129

Per Share Data
Basic earnings per share	$ 0.33	$ 0.37	$ 0.31	$ 0.31
Diluted earnings per share	0.32	0.36	0.30	0.30
Cash dividend declared	0.08	0.08	0.075	0.07
Book value per share	7.40	7.16	6.92	6.63
Market value per share	20.56	18.75	17.69	18.00

Share Data
Total shares outstanding	13,575	13,555	13,532	13,509
Weighted average shares - basic	13,517	13,500	13,474	13,432
Weighted average shares - diluted	14,041	13,973	13,950	13,935

Balance Sheet Data
Total loans	886,153	860,584	853,149	835,519
Allowance for loan losses	11,798	11,365	11,361	11,999
Total assets	1,118,521	1,116,152	1,092,263	1,074,910
Non-interest bearing deposits	143,901	147,275	152,339	142,859
Interest bearing deposits	737,965	747,375	754,199	753,829
Long-term debt - subordinated debentures	20,829	20,829	20,829	20,829
Stockholders' equity	100,414	97,009	93,697	89,616

Average Balance Sheet Data
Average loans	872,275	859,540	847,903	832,979
Average assets	1,111,512	1,109,825	1,068,663	1,044,782
Average earning assets	1,047,591	1,042,630	1,009,778	988,889
Average deposits	897,766	907,810	882,099	864,017
Average long-term debt	20,829	20,829	20,829	20,859
Average interest bearing liabilities	845,753	846,864	825,106	810,976
Average stockholders' equity	99,114	95,178	92,268	88,503

**continued**

SYI Announces Record Fourth Quarter Earnings Page 7 January 22, 2004

	Four Quarter Comparison
	12/31/03	9/30/03	6/30/03	3/31/03
Earnings Performance Data
Annualized return on average assets	1.59%	1.78%	1.55%	1.60%
Annualized return on average equity	17.86	20.76	17.98	18.92
Net interest margin, fully tax equivalent	4.21	4.23	4.25	4.33

Capital Ratios
Average stockholders' equity to average assets	8.92%	8.58%	8.63%	8.47%
Tier 1 risk-based capital	13.46	13.57	13.28	13.09
Total risk-based capital	14.74	14.84	14.56	14.36
Leverage	10.61	10.31	10.30	10.05

Loans by Type
Commercial and industrial loans	189,477	186,220	191,748	190,220
Construction loans	40,803	41,218	37,114	37,050
Real estate loans - commercial	293,378	279,876	272,835	266,484
Real estate loans - residential	219,935	225,486	227,616	218,947
Consumer loans	142,560	127,784	123,836	122,818

Asset Quality Data
Allowance for loan losses to total loans	1.33%	1.32%	1.33%	1.44%
Allowance for loan losses to average loans	1.35	1.32	1.34	1.44
Allowance for loan losses to non-performing loans	243.3	225.2	202.4	211.0
Nonaccrual loans	$ 4,417	$ 3,923	$ 4,281	$ 4,347
Restructured loans	-	-	-	-
Loans - 90 days past due & still accruing	433	1,123	1,332	1,339
Total non-performing loans	4,850	5,046	5,613	5,686
OREO and repossessed assets	3,633	3,747	3,668	481
Total non-performing assets	8,483	8,793	9,281	6,167
Non-performing loans to total loans	0.55%	0.59%	0.66%	0.68%
Non-performing assets to total assets	0.76	0.79	0.85	0.57
Net charge-offs	$ 217	$ 296	$ 1,538	$ 406

Other Information
Total assets under management (in millions)	$ 1,349	$ 1,261	$ 1,221	$ 1,146
Full-time equivalent employees	385	386	382	372

**continued**

SYI Announces Record Fourth Quarter Earnings Page 8 January 22, 2004

	As of or for the year ended December 31,
	2003	2002	2001	2000	1999
Interest income	$ 60,120	$ 62,980	$ 65,699	$ 60,387	$ 48,524
Interest expense	17,372	22,400	30,754	29,233	21,054
Net interest income	42,748	40,580	34,945	31,154	27,470
Non-interest income from investment management and trust	8,301	8,030	7,256	6,327	5,194
All other non-interest income	17,659	14,545	12,007	9,088	7,426
Non-interest expenses	40,087	35,527	30,306	26,704	24,131
Net income	17,709	15,650	13,542	11,592	9,706

Earnings per share - basic	$ 1.31	$ 1.17	$ 1.02	$ 0.87	$ 0.73
Earnings per share - diluted	1.27	1.12	0.98	0.85	0.71
Cash dividends per share	0.305	0.26	0.225	0.195	0.165

Total loans at year end	$ 886,153	$ 818,573	$ 777,441	$ 664,634	$ 546,858
Total assets at year end	1,118,521	1,040,299	937,912	852,260	689,815
Total deposits at year end	881,866	861,087	753,551	725,657	569,962

Return on average assets	1.63	1.57%	1.53%	1.55%	1.52%
Return on average equity	18.88	19.71	20.38	21.21	20.20

Tier 1 risk-based capital	13.46%	13.19%	11.85%	8.87%	9.55%
Total risk-based capital	14.74	14.48	13.14	10.16	10.86
Leverage ratio	10.61	9.81	9.69	7.38	7.56

bp=basis point